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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 3, 2000 relating to the consolidated financial statements of Harris Interactive Inc., which appears in Harris Interactive Inc.'s Annual Report on Form 10-K for the year ended June 30, 2000. We also consent to the incorporation by reference of our report dated August 3, 2000 relating to the consolidated financial statement schedule of Harris Interactive Inc., which appears in Harris Interactive Inc.'s Annual Report on Form 10-K for the year ended June 30, 2000.




/s/ PRICEWATERHOUSECOOPERS LLP
Rochester, New York
November 2, 2000